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                      SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549



                                   Form 8-K



                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 July 17, 2001
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               (Date of Report: Date of earliest event reported)


                         POWERBALL INTERNATIONAL, INC.

      (Exact name of registrant as specified in its charter)


          UTAH                     000-25873             84-1431425
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



              2095 West 2200 South, West Valley City, Utah 84119
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                    (Address of principal executive office)



Registrant's telephone number, including area code: (801) 974-9120
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                        ITEM 5. OTHER INFORMATION

     On June 27, 2001, Powerball International, Inc. (the "Company") gave notice to an investor that he was in default under the terms of the subscription agreement by and between him and the Company entered into January 22, 2001. On July 17, 2001, the investor indicated that he would be unable to satisfy the remaining balance under the agreement. The agreement was for a private placement of 150,000 units at $4.00 per unit, each unit consisting of 1 unit of common stock and 1 warrant to purchase 1 share of stock at an exercise price of $6.00, exercisable for two years from the date of issuance. The total subscription price was $600,000 and was paid by the issuance of a promissory note for the same amount. The note was to be paid in monthly installments at the end each month starting with February 2001. The shares under this subscription were held in escrow pending satisfaction of the note. In connection with the private placement, the Company paid a finder's fee to an individual consisting of 15,000 shares of restricted common stock and a warrant to purchase up to 15,000 shares of common stock on the same terms as the above private placement warrants, also held in escrow pending satisfaction of the note.

     As of July 17, 2001, the Company has received a total of $50,000 towards the payment of the promissory note. Accordingly, by the terms of the subscription agreement and note, the Company is terminating the agreement and canceling the balance of 137,500 of the unpaid units described above. In addition, according to the terms of the finder's agreement, the Company is canceling the balance of 13,750 shares and warrants issued to the finder and also held in escrow.

     The loss of the anticipated funding has a significant impact on the Company's liquidity and its ability to finance current operations. The Company is actively seeking additional debt and/or equity funding through its existing shareholders as well as several potential new investors, but the Company has no agreements for such funding in place and there can be no assurance that such funding will be available to the Company on acceptable terms. Although management expects to be able to raise sufficient funds to offset the loss of the anticipated funding from the above described transaction and to secure the Company's operations for the immediate future, there can be no assurance that any additional funding will be available to the Company. The Company hopes to report on the successful results of its fund-raising efforts in its next quarterly report on Form 10QSB, due to be filed on or before August 14, 2001.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         POWERBALL INTERNATIONAL, INC.



Date:     July 17, 2001    /S/Robert K. Ipson, Chairman and CEO